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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: October 11, 2002



                                 THE KROGER CO.
             (Exact name of registrant as specified in its charter)


An Ohio Corporation                 No. 1-303               31-0345740
(State or other jurisdiction      (Commission File          (IRS Employer
of incorporation)                  Number)                  Number)


1014 Vine Street
Cincinnati, OH  45201
(Address of principal
executive offices)

Registrant's telephone number:  (513) 762-4000

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Item 9.           Regulation FD Disclosure

                  In response to a question, a Company spokesperson noted that Kroger's labor agreements currently in effect provide for no material future increases in required pension contributions. The spokesperson added that asset values in pension plans generally have declined and, in the absence of a recovery in the securities markets, pension contributions are likely to be a topic of discussion in future labor contract negotiations. Pension costs in company-sponsored plans also are likely to increase. This disclosure will not be deemed to be filed pursuant to Section 18 of the Exchange Act or otherwise subject to the liabilities of that section unless we expressly incorporate it by reference into a filing made under the Securities Act or the Exchange Act.

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                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                     THE KROGER CO.



October 11, 2002                            By: (Paul Heldman)
                                                Paul Heldman
                                                Senior Vice President, Secretary
                                                and General Counsel